As filed with the Securities and Exchange Commission on March 4, 1999

                                                   Registration Number 333-53387
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-1

                                      UNDER
                           THE SECURITIES ACT OF 1933
                              DXP ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)



             Texas                           5084                 76-0509661
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
 incorporation or organization)  Classification Code Number) Identification No.)


                                  7272 Pinemont
                              Houston, Texas 77040
                                  713/996-4700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 David R. Little
          Chairman of the Board, President and Chief Executive Officer
                              DXP Enterprises, Inc.
                                  7272 Pinemont
                              Houston, Texas 77040
                                  713/996-4700
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
 Fulbright & Jaworski L.L.P.                        Greenberg Traurig, P.A.
  1301 McKinney, Suite 5100                     111 N. Orange Avenue, 20th Floor
  Houston, Texas 77010-3095                         Orlando, Florida 32801
 Attention: Laura J. McMahon                     Attention: Randolph H. Fields
        713/651-5658                                     407/420-1000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================
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                                EXPLANATORY NOTE



         Pursuant to its Registration Statement on Form S-1, as amended (Reg. No. 333-53387) (the "Registration Statement"), DXP Enterprises, Inc., a Texas corporation (the "Company"), registered (i) 1,955,000 units comprising
1,955,000 shares of its common stock, $.01 par value (the "Common Stock"), and 1,955,000 warrants to purchase shares of Common Stock (the "Warrants"), (ii) 1,955,000 shares of Common Stock issuable on exercise of the Warrants, (iii) 170,000 underwriters warrants (the "Underwriters Warrants"), (iv) 170,000 shares of Common Stock issuable on exercise of the Underwriters Warrants, (v) 170,000 Warrants issuable on exercise of the Underwriters Warrants and (vi) 170,000 shares of Common Stock issuable on exercise of the Warrants underlying the Underwriters Warrants, in connection with the offer of such Securities in connection with an underwritten public offering. The Registration Statement was declared effective by the Securities and Exchange Commission on February 10, 1999. The Securities described in clauses (i) through (vi) of the immediately preceding sentence are referred to collectively as the "Securities." None of the Securities covered by the Registration Statement have been sold.


         Due to the fact that present securities market conditions make a public offering of the Securities covered by the Registration Statement impractical at this time, pursuant to the undertaking in Item 17 of Part II of the Registration Statement, the Company files this Post-Effective Amendment No. 1 to the Registration Statement for the purpose of removing from registration all of the Securities.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of March, 1999.


                                            DXP Enterprises, Inc.
                                            (Registrant)


                                                    /s/ DAVID R. LITTLE
                                            By: ---------------------------
                                                David R. Little
                                                Chairman of the Board, President
                                                and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




     Signature                               Title                         Date
     ---------                               -----                         ----
/s/ DAVID R. LITTLE             Chairman of the Board, President,     March 4, 1999
----------------------------    Chief Executive Officer and Director
David R. Little                 (Principal Executive Officer)


*
----------------------------    Director                              March 4, 1999
Jerry J. Jones

/s/ GARY A. ALLCORN             Senior Vice President/Finance         March 4, 1999
----------------------------    and Chief Financial Officer
Gary A. Allcorn                 (Principal Financial and
                                Accounting Officer)


*
----------------------------    Director                              March 4, 1999
Cletus Davis


*/s/ KENNETH H. MILLER
----------------------------    Director                              March 4, 1999
Kenneth H. Miller


*/s/ THOMAS V. ORR
----------------------------    Director                              March 4, 1999
Thomas V. Orr


*/s/ BRYAN H. WIMBERLY
----------------------------    Director                              March 4, 1999
Bryan H. Wimberly


    /s/ GARY A. ALLCORN
*By ------------------------                                          March 4, 1999
    Gary A. Allcorn
    Attorney-in-Fact